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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       INSPIRE INSURANCE SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  TEXAS                               75-2595937
(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

               300 BURNETT STREET, FORT WORTH, TEXAS 76102-2799
              (Address of Principal Executive Offices) (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box [ ]


       Securities to be registered pursuant to Section 12(b) of the Act:
                                      NONE

       Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, $.01 PAR VALUE PER SHARE,
                SERIES A JUNIOR PREFERRED STOCK PURCHASE RIGHTS
                                (Title of Classes)



ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The material set forth in the section captioned "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-31173), filed with the Securities and Exchange Commission on July 11, 1997, as amended, is incorporated herein by reference.




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ITEM 2.  EXHIBITS.

Exhibit No.       Description

     1 Restated Articles of Incorporation of INSpire Insurance Solutions, Inc. (the "Company") (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-31173), filed on July 11, 1997 (the "Registration Statement")) and Articles of Amendment No. 1 thereto (filed as
               Exhibit 3.1 to Amendment No. 1 to the Registration Statement filed on July 30, 1997 ("Amendment No. 1") and incorporated herein by reference).

     2 Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to Amendment No. 1 and incorporated herein by reference).

     3 Specimen Certificate for shares of common stock, $.01 par value, of the Company (filed as Exhibit 4.1 to Amendment No. 2 to the Registration Statement filed on August 21, 1997 and incorporated herein by reference).

     4 Rights Agreement, by and between the Company and U.S. Trust Company of Texas, N.A., dated as of July 30, 1997 (filed as
               Exhibit 4.2 to Amendment No. 1 and incorporated herein by reference).


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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   INSPIRE INSURANCE SOLUTIONS, INC.




Date:    August 21, 1997           By:  /s/ F. GEORGE DUNHAM, III
                                      -------------------------------------
                                      F. George Dunham, III
                                      President and Chief Executive Officer






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